UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2005

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State of Incorporation)

000-20969	63-1074067
Commission file number	I.R.S. Employer
Identification No.

451 Industrial Lane

Birmingham, Alabama 35211

(Address of Principal Executive Offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

Hibbett Sporting Goods, Inc. released its preliminary results for the thirteen-week and period ended April 30, 2005, in a press release issued on May 19, 2005.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

These exhibits are furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

99.1	Press Release Dated May 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:
Gary A. Smith
Vice President and Chief Financial Officer

May 19, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated May 19, 2005

EXHIBIT 99.1

(Hibbett Sporting Goods, Inc. Letterhead)

Contact:	Gary Smith
Vice-President &
Chief Financial Officer
(205) 942-4292

HIBBETT FIRST QUARTER EARNINGS PER SHARE UP 39.4%

•	Comparable Store Sales Up 8.2%
•	Net Income Increases 33.9%
•	Raises Fiscal 2006 Guidance

BIRMINGHAM, Ala. (May 19, 2005) – Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a sporting goods retailer, today announced results for the first quarter ended April 30, 2005.

Financial Highlights

Net sales for the 13-week period ended April 30, 2005, increased 19.0% to $114.8 million compared with $96.5 million for the 13-week period ended May 1, 2004. Comparable store sales increased 8.2% in the first quarter of fiscal 2006.

Net income for the first fiscal quarter increased 33.9% to $10.7 million compared with restated net income of $8.0 million in the first quarter of last year. Earnings per diluted share increased 39.4% to $0.46 compared with restated earnings of $0.33 in the prior year.

Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the 13-week period and the corresponding period of the prior fiscal year.

Hibbett opened 15 new stores and closed 4 stores during the first quarter, bringing the store base to 493 in 22 states as of April 30, 2005. The Company plans to open a net of approximately 73 new stores in fiscal 2006, including a net of 16 to 19 in the second quarter.

Mickey Newsome, Chairman, President and Chief Executive Officer, stated, “We are pleased to exceed the $100 million mark in revenue for the second consecutive quarter. Footwear and team equipment led the way once again with double-digit and high single-digit increases, respectively. The performance footwear category continues to show positive momentum with the strongest increases in ladies and youth. Although the apparel category remains below prior-year periods, we saw several bright spots with ladies activewear, technical apparel and urban brands.

“We have remained focused on translating this continued sales growth into much higher earnings growth. The first quarter is another example of our continued improvement in operating margin. With an approximate 150-basis point increase to 14.6% of sales in the quarter, we benefited from improved product margin due to increased sell through and a reduction in aged inventory. We were also able to again leverage occupancy, operating and administrative costs.”

Fiscal 2006 Outlook

For the second quarter ending July 30, 2005, the Company expects to report earnings per diluted share of approximately $0.17 to $0.21 and a comparable store sales increase in the mid single-digit range compared with restated earnings of $0.12 per diluted share in the prior-year period. Guidance for fiscal 2006 is estimated at approximately $1.32 to $1.38 per diluted share and a comparable store sales increase in the mid single-digit range.

Mr. Newsome added, “Based upon the strong growth in earnings and comparable store sales in the quarter, we believe fiscal 2006 will be another record year for Hibbett. Footwear and team equipment are posting very positive trends because of exceptional product, presentation and customer service. With the anniversary of the decline in licensed apparel in the second quarter, we expect apparel to begin contributing to our overall performance in the second half of the year along with continued year-over-year improvement in gross and operating margins from very efficient logistics and store operations.”

Stock Repurchase

In August 2004, the Board of Directors authorized the repurchase of up to $30.0 million of the Company’s common stock. In November 2004, the Board of Directors increased this maximum authorization to $40.0 million. During the first quarter, the Company repurchased 16,000 shares bringing the total shares repurchased to 861,400 shares for a total expenditure of approximately $19.5 million.

Investor Conference Call and Simulcast

Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 a.m. EDT on May 20, 2005, to discuss the first quarter results. The number to call for this interactive teleconference is (913) 981-5532. A replay of the conference call will be available until May 27th, by dialing (719) 457-0820 and entering the passcode, 8147118.

The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2006-first quarter conference call. The live broadcast of Hibbett’s quarterly conference will be available online at www.streetevents.com and www.earnings.com on May 20, 2005, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through June 3, 2005.

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Southeast, Mid-Atlantic and Midwest. The Company’s primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are “forward looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook or estimate. For example, our forward looking statements include statements regarding company growth, store opening plans, product performance, operating efficiencies, sales (including comparable store sales) and earnings expectations. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the “Risk Factors,” “Business” and “MD&A” sections in our Annual Report on Form 10-K filed on April 14, 2005 as amended on Form 10-K/A on April 19, 2005 and our most recent prospectus supplement filed May 2, 2003. In addition, our estimates of annual earnings for fiscal 2006 do not reflect the impact of Financial Accounting Standard 123(R) regarding share-based payments. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

HIBBETT SPORTING GOODS, INC.

Unaudited Statements of Operations

(Dollars in thousands, except per share amounts)

	First Quarter Ended
		(as restated)
	April 30,	May 1,
	2005	2004 (1)
Net sales	$114,823	$96,519
Cost of goods sold, including warehouse,
distribution, and store occupancy costs	75,283	64,258
Gross profit	39,540	32,261
Store operating, selling and administrative expenses	20,282	17,171
Depreciation and amortization	2,454	2,425
Operating income	16,804	12,665
Interest income, net	319	74
Income before provision for income taxes	17,123	12,739
Provision for income taxes	6,421	4,745
Net income	$10,702	$7,994

Net income per common share:
Basic	$0.47	$0.34
Diluted	0.46	$0.33
Weighted average shares outstanding:
Basic	22,643	23,333
Diluted	23,171	23,988

Unaudited Condensed Balance Sheet

(In thousands)

		(as restated)
	April 30,	May 1,	January 29,
	2005	2004 (1)	2005
Assets
Cash and cash equivalents	$60,885	$44,422	58,342
Accounts receivable, net	3,762	2,752	$4,857
Inventories	106,230	95,415	103,009
Prepaid expenses and other	6,497	4,801	1,145
Total current assets	177,374	147,390	167,353
Property and equipment, net	33,213	29,985	32,913
Other assets	916	1,061	1,839
Total assets	$211,503	$178,436	$202,105

Liabilities and Stockholders’ Investment
Accounts payable	$44,642	$29,475	$50,188
Accrued expenses	14,557	12,901	11,153
Total current liabilities	59,199	42,376	61,341
Non-current deferred liabilities	11,627	5,437	10,725
Stockholders’ investment	140,677	130,623	130,039
Total liabilities and stockholders’ investment	$211,503	$178,436	$202,105

(1)	See Annual Report on Form 10-K filed on April 14, 2005, for full discussion of restatement of prior periods.

- END -